UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 16, 2022
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGTY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure.

On August 16, 2022 (the "Closing Date"), Hagerty, Inc. (the "Company") closed the transaction it entered into by executing that certain Contribution and Exchange Agreement, dated August 9, 2022 (the "Contribution Agreement"), among The Hagerty Group, LLC, a subsidiary of the Company ("OpCo"), Broad Arrow Group, Inc., a Delaware corporation in which OpCo owned a 39.74% ownership interest prior to the Closing Date ("Broad Arrow"), Broad Arrow Holdings LLC, a Delaware limited liability company, the stockholders of Broad Arrow (each a Contributor, as defined in the Contribution Agreement), and the Contributor Representative (as defined in the Contribution Agreement)(such transaction, the “Transaction”). As previously reported, in January 2022, OpCo purchased 39.74% of the outstanding capital stock of Broad Arrow for a purchase price of $15.25 million and entered into a joint venture with Broad Arrow to enhance the Company's portfolio of automotive-focused offerings. Pursuant to the Contribution Agreement, as of the Closing Date, the Contributors contributed all of the remaining 60.26% of the issued and outstanding shares of common stock in Broad Arrow to OpCo in exchange for equity interests in OpCo and the Company pursuant to a valid exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"). As result of the Transaction, Broad Arrow is a wholly-owned subsidiary of OpCo, and the Company and Broad Arrow expect to further leverage their respective product offerings and continue to build the Hagerty Marketplace, a proprietary digital platform to facilitate buying, selling and financing of collector vehicles.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by the text of the Contribution Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2022 and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Cautionary Notice Regarding Forward Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company's future financial performance, as well as the Company's strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company's views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ITEM 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*
Contribution and Exchange Agreement, dated August 9, 2022, by and among Hagerty, Inc., The Hagerty Group, LLC, Broad Arrow Group, Inc., Broad Arrow Holdings LLC, each other Contributor party thereto, and the Contributor Representative party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2022).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

Date: August 17, 2022	/s/ Barbara E. Matthews
Barbara E. Matthews
SVP, General Counsel and Corporate Secretary